UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 18, 2008

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Post Oak Boulevard, Suite 500
Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                               Compensatory Arrangements of Certain Officers

Succession Bonus

On December 18, 2008, the Compensation Committee of the Board of Directors of Comfort Systems USA, Inc. (the “Compensation Committee”) approved a resolution indicating that it is favorably disposed to make a bonus award to Mr. William F. Murdy, Chairman and Chief Executive Officer of the Company, related to a successful succession transition of the Chief Executive Officer role.  A condition precedent of the bonus award will be Mr. Murdy’s active and material cooperation with the Board of Directors of the Company in the recruitment and selection of a successor candidate.  The bonus award consists of one payment of $500,000 USD (in either cash or equivalent equity) at the time an internal successor is selected or when an outside search consultant is retained, and $1,000,000 USD (in either cash or equivalent equity) upon the actual election of the successor candidate by the Board of Directors to Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:

/s/ Trent T. McKenna

Trent T. McKenna, Vice President
and General Counsel
Date: December 24, 2008